EXHIBIT 23.1



                               Kyle L. Tingle, CPA




                                                                   June 13, 2003


To Whom It May Concern:


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of June 13, 2003 accompanying the audited financial statements of Discovery Investments, Inc., as at December 31, 2002, in the Form 10KSB.



Very truly yours,


/s/ KYLE L. TINGLE


Kyle L. Tingle, CPA, LLC























P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452, Fax: (702)
436-4218, e-mail: Ktingle@worldnet.att.net